Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

        We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-86494) of American Locker Group, Inc. 1999 Stock Incentive Plan of our report dated March 18, 2005, May 12, 2005 and August 31, 2007 with respect to the financial statements and financial statement schedule of American Locker Group Incorporated included in this Annual Report (Form 10-K) for the year ended December 31, 2005.

/s/ Schneider Downs & Co., Inc.
Pittsburgh, Pennsylvania
August 31, 2007